Exhibit 99.1

CUSIP: 87583X109

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: August 19, 2021

THIRD ROCK VENTURES IV, L.P.

By:	THIRD ROCK VENTURES GP IV, L.P.,
General Partner

By:	TRV GP IV, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Operating Officer

THIRD ROCK VENTURES GP IV, L.P.

By:	TRV GP IV, LLC,
General Partner

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Operating Officer

TRV GP IV, LLC

By:	/s/ Kevin Gillis
Kevin Gillis
Chief Operating Officer